Exhibit 99.1

Akebia Therapeutics Announces Pricing of Public Offering of Common Stock

CAMBRIDGE, Mass., March 19, 2025 (GLOBE NEWSWIRE) — Akebia Therapeutics®, Inc. (“Akebia”) (Nasdaq: AKBA), a biopharmaceutical company with the purpose to better the lives of people impacted by kidney disease, today announced the pricing of its underwritten public offering (the “Offering”) of 25,000,000 shares of its common stock at a public offering price of $2.00 per share. All shares are being offered by Akebia. The gross proceeds to Akebia from the Offering, before deducting underwriting discounts, commissions and other offering expenses, are expected to be $50.0 million. In addition, Akebia has granted the underwriters a 30-day option to purchase up to 3,750,000 additional shares of its common stock at the public offering price, less underwriting discounts and commissions. The Offering is expected to close on March 21, 2025, subject to the satisfaction of customary closing conditions.

Leerink Partners and Piper Sandler & Co. are acting as joint bookrunning managers for the Offering. BTIG, LLC is acting as lead manager and H.C. Wainwright & Co. is acting as co-manager for the Offering.

The shares are being offered by Akebia pursuant to a shelf registration statement that was filed with the Securities and Exchange Commission (“SEC”) on September 3, 2024 and declared effective by the SEC on September 12, 2024.

The Offering is being made only by means of a prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the Offering has been filed with the SEC and may be obtained for free by visiting the SEC’s website at www.sec.gov. A final prospectus supplement relating to the Offering will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus may also be obtained by contacting: Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800)-808-7525, ext. 6105, or by email at syndicate@leerink.com; or Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, or by telephone at (800)-747-3924, or by email at prospectus@psc.com.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Akebia Therapeutics

Akebia Therapeutics, Inc. is a fully integrated biopharmaceutical company with the purpose to better the lives of people impacted by kidney disease. Akebia was founded in 2007 and is headquartered in Cambridge, Massachusetts.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that involve substantial risks and uncertainties. The terms “anticipate,” “believe,” “build,” “can,” “contemplate,” “continue,” “could,” “should,” “designed,” “estimate,” “project,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “strategy,” “seek,” “target,” “will,” “would,” derivatives of these words, and similar references are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements regarding the Offering, including the satisfaction of customary closing conditions relating to the Offering and the expected closing of the Offering. Actual results may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to market conditions that may affect the timing, terms and conditions of the Offering and the satisfaction of closing conditions related to the Offering. There can be no assurance that Akebia will be able to complete the Offering on the anticipated terms, or at all. You should not place undue reliance on these forward-looking statements. Additional risks and uncertainties relating to the Offering, Akebia and its business include those identified under the heading “Risk Factors” in Akebia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, Akebia’s preliminary prospectus supplement filed with the SEC on March 19, 2025 and other filings that Akebia may make with the SEC in the future. The forward-looking statements contained in this press release (except as otherwise noted) speak only as of the date hereof, and, except as required by law, Akebia does not undertake, and specifically disclaims, any obligation to update any forward-looking statements contained in this press release.

Akebia Therapeutics Contact

Mercedes Carrasco

mcarrasco@akebia.com